SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Venture Catalyst Incorporated

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VENTURE CATALYST INCORPORATED

591 Camino De La Reina, Suite 418

San Diego, California 92108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the annual meeting of shareholders of Venture Catalyst Incorporated, a Utah corporation. This annual meeting will be held at 10:00 a.m., California time, on Friday, December 3, 2004, in the Events Center at the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040, for the following purposes:

1.	To elect five directors to our Board of Directors to hold office for a term of one year, or until their respective successors are elected and qualified.

2.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Our Board of Directors has nominated John Farrington, Jana McKeag, Greg Shay, Cornelius E. (“Neil”) Smyth and L. Donald Speer, II as the nominees for election to our Board of Directors.

Our Board of Directors has fixed the close of business on Friday, October 15, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.

You are cordially invited to be present and to vote at this annual meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend the annual meeting and vote in person, you will be entitled to vote.

San Diego, California	By Order of the Board of Directors,
October 25, 2004
Kevin McIntosh Senior Vice President, Chief Financial Officer, Treasurer and Secretary

VENTURE CATALYST INCORPORATED

591 Camino De La Reina, Suite 418

San Diego, California 92108

PROXY STATEMENT

The Board of Directors of Venture Catalyst Incorporated (“VCAT,” “us” or “we”) is soliciting proxies to be voted at our Annual Meeting of Shareholders to be held on Friday, December 3, 2004 in the Events Center at the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040, at 10:00 a.m., California time, and at any adjournments thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described herein. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is November 1, 2004.

VOTING INFORMATION

Who May Vote

Our Board of Directors (the “Board of Directors” or the “Board”) has fixed the close of business on Friday, October 15, 2004, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The only outstanding class of our stock is our common stock, par value $0.001 per share. At the Record Date, 7,206,598 shares of common stock were outstanding.

Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors only, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock will be entitled to five votes for each share held. Each shareholder may give one candidate who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If cumulative voting is in effect, the proxyholders named in the accompanying proxy also shall have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes for less than all of the nominees, provided that the proxyholders in no event shall cast a vote for a nominee with regard to whom authority to vote has been withheld by the person giving the proxy.

How To Vote

We encourage you to vote promptly. You may vote in one of the following ways:

By Mail.    If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

At the Annual Meeting.    The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocability of Proxy

You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of VCAT, Kevin McIntosh, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR election of the Board’s director nominees. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although we do not presently know of any other such business. In the event the directors are to be elected by cumulative voting, the proxyholders named in the accompanying proxy shall have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes for less than all of the nominees, provided that the proxyholders in no event shall cast a vote for a nominee with regard to whom authority to vote has been withheld by the person giving the proxy.

Voting, Quorum and Broker Non-Votes

Shares of common stock will be counted as present at the Annual Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of our outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

The five nominees receiving the highest number of votes “FOR” election as a director will be elected as directors. This number is called a plurality. The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on each proposal (other than the election of directors) is required for the adoption of each such proposal. Abstentions will be counted as votes against any of the proposals as to which a shareholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of common stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the Annual Meeting are to be paid by VCAT. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by our directors, officers and employees who will not be specially compensated for such services. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose common stock is held of record by such entities. The Board of Directors has authorized certain of our officers to retain the services of a proxy solicitation firm if, in such officers’ view, it is deemed necessary. We have not engaged such a firm at this time; however, to the extent we decide to do so, we will utilize the services of Mellon Investor Services to assist in the solicitation of proxies in connection with this Proxy Statement, and such firm will receive a fee estimated to be $5,000 and will be reimbursed for out-of-pocket expenses.

Nominations for Directors for Annual Meeting

Our Bylaws (the “Bylaws”) set forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made only by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) shareholders of record of VCAT who comply with the notice procedures set forth in the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a shareholder’s notice must have been delivered to or mailed and received at our principal executive offices not later than September 1, 2004. As of September 1, 2004, no shareholder had submitted a nomination in accordance with the Nomination Bylaw. Accordingly, the only director nominees that will be considered at the Annual Meeting are the nominees of the Board. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. For information related to application of the Nomination Bylaw for the 2005 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Director Nominations and Shareholder Proposals for the 2005 Annual Meeting.”

Shareholder Proposals for the Annual Meeting

The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the shareholders (the “Shareholder Proposal Bylaw”). Under the terms of the Shareholder Proposal Bylaw, to be timely for the Annual Meeting, a shareholder must have delivered a notice regarding a proposal delivered to our principal executive offices by not later than September 1, 2004. As of September 1, 2004, no shareholder had submitted a nomination in accordance with the Nomination Bylaw. Accordingly, the proposals that will be considered at the Annual Meeting are the proposals described in this Proxy Statement. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Shareholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Shareholder Proposal Bylaw for the 2005 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Director Nominations and Shareholder Proposals for the 2005 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

This table contains certain information as of the Record Date, regarding all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding shares of our common stock, each of our directors, each of our current executive officers and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the SEC, or based upon our actual knowledge.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)(2)(3)
	Number of Shares Owned(2)	Right to Acquire(3)
Principal Shareholders:
L. Donald Speer, II(4)(5)	1,024,180	2,100,000	33.6%
Jo Ann Speer P.O. Box 7239 Rancho Santa Fe, California 92067	554,180	—	7.7%
Andrew Laub(4)	1,500	725,000	9.2%
Jonathan Ungar 30 Liberty Ship Way #3200 Sausalito CA 94965	570,987	—	7.9%
Karol M. Schoen 1932 Wildcat Canyon Road Lakeside, California 92040	477,216	—	6.6%
Kevin McIntosh(4)	3,000	527,500	6.9%
Directors:
L. Donald Speer, II(4)(5)	1,024,180	2,100,000	33.6%
Jana McKeag 315 Queen Street Alexandria, Virginia 22314	—	135,000	1.8%
Cornelius E. (“Neil”) Smyth 1288 Lost Arrow Place Chula Vista, California 91913	75,000	41,250	1.6%
John Farrington Boros & Farrington 11770 Bernardo Plaza Court, Suite 210 San Diego, California 92128	—	15,000	*
Greg Shay(4)	30,000	50,000	1.1%
Named Executive Officers Who are Not Directors:
Kevin McIntosh(4)	3,000	527,500	6.9%
Andrew Laub(4)	1,500	725,000	9.2%
Javier Saenz(4)	—	37,500	*
All directors and executive officers as a group (8 persons)	1,133,680	3,631,250	44.0%

*	Less than one percent
(1)	Subject to applicable community property and similar statutes.
(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.
(3)	Shares that can be acquired through stock options through December 15, 2004, within 60 days of the Record Date.
(4)	The mailing address of such shareholder is in care of Venture Catalyst Incorporated, 591 Camino de la Reina, Suite 418, San Diego, California 92108.
(5)	Includes 1,024,180 shares of common stock held by Speer Casino Marketing, Inc., which is wholly-owned by L. Donald Speer, II, our Chief Executive Officer and Chairman of the Board.

ELECTION OF DIRECTORS

(Proposal 1)

Under our Articles of Incorporation and Bylaws, five persons, John Farrington, Jana McKeag, Greg Shay, Cornelius E. (“Neil”) Smyth, and L. Donald Speer, II, have been nominated by our Board of Directors for election at the Annual Meeting to serve one year terms expiring at our next annual meeting, or until his or her respective successor is elected and qualified.

Our Bylaws provide for not less than three nor more than ten directors, the exact number within the range being set by our Board of Directors from time to time. Currently, our Board of Directors has set that number at five directors. Each of the five nominees, whose term expires at the Annual Meeting, presently serves as a director and has served continuously as a director since the date indicated under the caption “Information About the Director Nominees” below. In the event the nominee is unable to or declines to serve as a director at the time of the Annual Meeting, which is not anticipated, the persons named in the proxy will vote for the election of such person or persons as may be designated by our Board of Directors. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the five director nominees listed below; provided, however, that if the directors are elected by cumulative voting, the proxy holders named in the enclosed proxy shall have the right in their discretion to cumulate votes represented by the proxies they hold, and to allocate such votes among one or more of the nominees in their discretion.

The Board of Directors unanimously recommends a vote FOR the election of John Farrington, Jana McKeag, Greg Shay, Cornelius E. (“Neil”) Smyth, and L. Donald Speer, II as directors. A plurality of the votes cast at the Annual Meeting is required for election of each nominee.

Information About the Director Nominees

The following table sets forth information regarding the director nominees, including their age on the date of the Annual Meeting and business experience during the past five years. Each of the director nominees is a United States citizen.

Name	Age	Director Since	Principal Occupation and Other Information
John Farrington	48	2001	Mr. Farrington has served as a one of our directors since November 2001. Mr. Farrington has been a principal of Boros & Farrington, CPA’s, a public accounting firm that provides a broad range of financial services to private and public companies in Southern California, since 1991. From 1989 through 1990, Mr. Farrington was a partner with Pannell Kerr Forster, a national public accounting firm specializing in the hospitality industry. From 1979 through 1989, Mr. Farrington worked for Deloitte & Touche LLP, where he specialized in working with emerging companies, mergers and acquisitions and SEC reporting.

Jana McKeag	53	1996	Jana McKeag has served as our Vice President, Governmental Relations and as a director since 1996 and as a consultant to us from February 1996 to March 1996. Prior to joining us, Ms. McKeag served from April 1991 through December 1995 as a Commissioner on the National Indian Gaming Commission. From January 1991 through April 1991, Ms. McKeag served as Director of

Name	Age	Director Since	Principal Occupation and Other Information
			Native American Programs for the U.S. Department of Agriculture and from April 1985 to December 1990, she held several senior management and policy level posts at the U.S. Department of the Interior including Assistant to the Assistant Secretary of Indian Affairs.

Greg Shay	51	2003	Mr. Shay has served our President and Chief Operating Officer, and as a director, since January 2003. From July 2001 to January 2003, Mr. Shay served as Chief Executive Officer of Shay Gaming, Inc., a consulting firm he founded. From June 2000 to July 2001, Mr. Shay served as Vice President of Operations and Assistant General Manager of the Rio Suites Hotel and Casino in Las Vegas, Nevada. From February 1998 to June 2000. Mr. Shay served as Vice President of Gaming Operations for the Venetian Hotel and Casino in Las Vegas, Nevada. Prior to that, he served in various capacities with Hilton Gaming, now Park Entertainment, where he was a senior executive for the Flamingo Hilton and the Las Vegas Hilton, in Las Vegas and in Canada at Casino Windsor, in Ontario.

Cornelius E. (“Neil”) Smyth	78	1994	Mr. Smyth has served as a director for us and our predecessors since September 1994. Mr. Smyth is currently retired. From February 1990 through August 1990, Mr. Smyth was a consultant in the gaming industry. From March 1989 through February 1990, he was President of Mexican operations of Caesars World International Inc. and from September 1983 through March 1989, Mr. Smyth was Executive Vice President of Latin American operations for Caesars World International Inc. From 1981 through 1983, he was President of the Sands Hotel in Las Vegas. From 1970 through 1981, he was Chief Financial Officer and Senior Vice President of Caesars Palace in Las Vegas.

L. Donald Speer, II	55	1995	L. Donald Speer, II has served as our Chief Executive Officer and Chairman of the Board and our predecessors since founding VCAT. He served as Chief Operating Officer and President from September 2000 to January 2003; and he had previously held these positions from June 1997 until February 2000. From July 1986 through January 1992, Mr. Speer was Chairman of the Board, Chief Executive Officer and a director of Southwest Gaming, Inc., which provided operating services for the Desert Oasis Indian Casino, a poker casino on the Cabazon Indian Reservation near Indio, California.

Information About Our Board of Directors and Committees of the Board

The Board of Directors manages our business. It establishes our overall policies and standards and reviews the performance of management. In addition, the Board of Directors has established an Audit Committee and a Compensation Committee whose functions are briefly described below. We have not established a Nominating Committee. The directors are kept informed of our operations at meetings of the Board of Directors and its committees through reports and analyses and discussions with management.

During fiscal 2004, the Board of Directors met on six occasions. In addition, the Board took action on one occasion by unanimous written consent.

Audit Committee.    The Audit Committee provides oversight of our (a) financial reporting process, system of internal controls and audit process and (b) independent auditors. The Audit Committee evaluates the performance of the independent auditors, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews with management and the independent auditors interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of our financial statements with applicable accounting and regulatory requirements. The Audit Committee also establishes procedures for receiving, retaining and treating complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee is responsible for recommending to the Board of Directors whether our audited financial statements should be included in our annual report on Form 10-KSB. The current members of the Audit Committee are Cornelius E. (“Neil”) Smyth, who served as Chairman until September 2003, and John Farrington (Chairman). Each member of the Audit Committee is an independent director under the provisions of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, Inc. The Board of Directors has determined that John Farrington is an audit committee financial expert. During fiscal 2004, the Audit Committee met on four occasions. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (858) 385-1000 or by writing to us at Venture Catalyst Incorporated, 591 Camino de la Reina, Suite 418, San Diego, CA 92108, Attn: Corporate Secretary.

Compensation Committee.    The principal functions of the Compensation Committee are to (a) evaluate the performance of our officers, including the Chief Executive Officer; (b) evaluate the recommendations of our Chief Executive Officer with respect to performance and compensation of all our officers, and thereafter to make recommendations to the Board of Directors relating to our compensation plans and arrangements relating to such persons, including approval of loans to, or guaranteeing the obligations of, such officers; and (c) administer, and make compensation determinations under, all of our stock option plans. The current members of the Compensation Committee are Cornelius E. (“Neil”) Smyth (Chairman) and John Farrington. The Compensation Committee met on four occasions during fiscal 2004. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (858) 385-1000 or by writing to us at Venture Catalyst Incorporated, 591 Camino de la Reina, Suite 418, San Diego, CA 92108, Attn: Corporate Secretary.

Nominations of Directors

Our Board of Directors does not have a standing nominating committee. Our entire Board of Directors is responsible for this function. Due to the relatively small size of our company and the resulting efficiency of a Board of Directors that is also limited in size, our Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate nominating committee. Our Board of Directors intends to review periodically whether such a nominating committee should be established.

Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. Nominations for directors submitted to the Board by shareholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Board does not have any specific minimum qualifications for director candidates, the Board may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience. The Board of Directors evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are approved by the Board, are included in the Company’s recommended slate of director nominees in its proxy statement.

The Board of Directors will consider nominees recommended by shareholders. Any shareholder who wishes to recommend for the Board’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 591 Camino de la Reina, Suite 418, San Diego, CA 92108.

Corporate Governance

Code of Business Conduct and Ethics.    The Company is committed to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics, which is applicable to our directors, Chief Executive Officer, Chief Financial Officer and all of our other employees may be obtained upon request, without charge, by contacting our Investor Relations Department at (858) 385-1000 or by writing to us at Venture Catalyst Incorporated, 591 Camino de la Reina, Suite 418, San Diego, CA 92108, Attn: Corporate Secretary.

Board Independence.    The Board of Directors has affirmatively determined that the following two members of the Board are “independent” as that term is defined by the Nasdaq Stock Market’s Marketplace Rules: Cornelius E. (“Neil”) Smyth and John Farrington. L. Donald Speer, II, our Chairman and Chief Executive Officer, Greg Shay, our President, and Jana McKeag, our Vice President, Government Relations, are non-independent directors.

Communications with the Board.    You may send communications to the Company’s Board of Directors, to the non-management members of the Board or to an individual Board member by sending a letter to Venture Catalyst Incorporated, 591 Camino de la Reina, Suite 418, San Diego, CA 92108, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to Directors. In addition, you may send communications directly to the Company’s Board of Directors by directing an email to: directors@vcat.com.

Director Attendance at Annual Shareholder Meetings.    The Company’s directors are expected to attend annual meetings of the Company’s shareholders. All five of the Company’s directors attended the Company’s annual meeting of shareholders in 2003.

Each of the incumbent directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during fiscal 2004 (which were held during the period that such person served as a director) and (b) the total number of meetings held by each committee of the Board on which such director served during fiscal 2004 (which were held during the period that such person served on such committee).

Compensation of Directors

Directors who also are our employees are not paid any fees or remuneration, as such, for their service on the Board of Directors or on any Board committee.

Cash Compensation.    During fiscal 2004, each of our nonemployee directors received for their services as directors $2,500 per meeting attended in person or by telephone plus travel expenses incurred in connection with attendance at each Board of Directors’ meeting. Nonemployee directors who are members of the Audit Committee and the Compensation Committee received for their services as members of such committees $2,500 per committee meeting attended in person or by telephone during the fiscal year. If a Board or Committee meeting lasted one hour or less, however, the fee was reduced to $1,250 per meeting.

Nonemployee Directors’ Plan.    Each nonemployee director also is eligible to receive stock options under our 1996 Nonemployee Directors Stock Option Plan, as amended (the “1996 Plan”), a non-discretionary, formula stock option plan pursuant to which 300,000 shares of our common stock have been authorized for issuance. Each nonemployee director who first becomes a member of the Board of Directors will be granted an option to purchase 10,000 shares of our common stock automatically on the date of his or her election or appointment to the Board of Directors. Each nonemployee director also is granted an option to purchase 5,000 shares of our common stock automatically on the date of each of our Annual Meetings of Shareholders at which such nonemployee director is reelected to the Board of Directors. The exercise price for all options granted under the 1996 Plan is based on the fair market value of our common stock on the date of grant. Each option granted under the 1996 Plan becomes exercisable six months following the date of grant. Messrs. Smyth and Farrington each received 5,000 stock options granted under the 1996 Plan in fiscal 2004 upon their reelection to the Board of Directors. If Messrs. Smyth and Farrington are re-elected as directors at the Annual Meeting, they will each be granted 5,000 options under the 1996 Plan.

The 1995 Plan.    Each nonemployee director also is eligible to receive awards under our 1995 Stock Option Plan, as amended (the “1995 Plan”), a discretionary stock option plan administered by the Compensation Committee, except in the case of grants to nonemployee directors in which case the 1995 Plan is administered by the Board of Directors. In fiscal 2004, no options were granted to our non-employee directors under the 1995 Plan.

INFORMATION ABOUT OUR INDEPENDENT AUDITORS

The firm of Grant Thornton LLP acted as our independent auditors for the fiscal year ended June 30, 2004. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee has not yet selected our independent auditors for the fiscal year ending June 30, 2005 due to price considerations. The Audit Committee is considering soliciting proposals from qualified independent auditors, including Grant Thornton LLP.

Our Relationship with the Independent Auditors

The aggregate fees billed for professional services provided to us by Grant Thornton LLP in fiscal years 2004 and 2003 are set forth below.

	Fiscal Year
	2004	2003
Audit Fees	$116,378	$73,156
Audit-Related Fees	—	5,150
Tax Fees	61,803	83,629
All Other Fees	—	40,855

Audit Fees.    This category includes the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-QSB and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit Related Fees.    This category consists of assurance and related services provided by Grant Thornton LLP in fiscal 2003 that were reasonably related to the performance of the audit or review of our financial statements and which are not reported above under “Audit Fees.” The services corresponding to the fees disclosed under this category include reviewing internal controls and procedures.

Tax Fees.    This category consists of professional services rendered by Grant Thornton LLP for tax services, including tax compliance, tax advice and tax planning.

All Other Fees.    This category consists of professional services rendered by Grant Thornton LLP in fiscal 2003 in connection with the proposed merger transaction between VCAT and Speer Casino Marketing, Inc., which was terminated in January 2003.

The Audit Committee has established a practice that requires the committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent auditor, Grant Thornton LLP, in advance of such services being provided to us.

In fiscal 2004, audit-related fees of $116,378, or 100% of such fees and tax fees of approximately $61,803, or 100% of such fees were pre-approved by the Audit Committee. In fiscal 2003, audit-related fees of $5,150, or 100% of such fees, and tax fees of approximately $34,640, or 41% of such fees, were pre-approved by the Audit Committee. No fees included in the caption All Other Fees were pre-approved by the Audit Committee for fiscal year 2003. Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal accountant for all services rendered on or after May 6, 2003. We are in compliance with these SEC rules.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors, comprised of Cornelius E. (“Neil”) Smyth and John Farrington (the “Audit Committee”), reviewed and discussed the audited financial statements of VCAT for fiscal 2004 with VCAT’s management. The Audit Committee has discussed with Grant Thornton LLP, VCAT’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Grant Thornton LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that VCAT’s audited financial statements be included in VCAT’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 for filing with the SEC.

Submitted by the Audit Committee:

John Farrington*

Cornelius E. (“Neil”) Smyth**

*	Chairman of the Audit Committee beginning in September 2003.
**	Chairman of the Audit Committee until September 2003.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, including their respective ages and their business experience during the last five years, as of the Record Date. Executive officers are elected by, and serve at the pleasure of, the Board of Directors. Each of our executive officers is a United States citizen.

Name and Position	Age	Principal Occupation and Other Information
L. Donald Speer, II Chairman of the Board and Chief Executive Officer	55	Mr. Speer is also a director nominee, and his biography is referenced above under the caption “Election of Directors.”

Greg Shay President and Chief Operating Officer	51	Mr. Shay is also a director nominee, and his biography is referenced above under the caption “Election of Directors.”

Andrew B. Laub Executive Vice President, Finance	52	Mr. Laub has served us and our predecessors in a variety of positions since September 1994. Mr. Laub has served as our Executive Vice President, Finance since December 2000. Mr. Laub served as a director of VCAT and its predecessors from May 1995 to January 2003. From December 1999 to December 2000, Mr. Laub served as our Executive Vice President, Corporate Development. From July 1995 to December 1999, Mr. Laub was our Executive Vice President, Finance and Development. During these years, he also served as our Chief Financial Officer from October 1997 until December 1999, and Treasurer from September 1994 until December 1999. From September 1994 to July 1995, Mr. Laub also held the position of Vice President. From January 1994 through August 1994, he was self-employed as a financial consultant. From July 1987 through January 1994, Mr. Laub was Treasurer for Southwest Gas Corporation, a publicly traded natural gas distribution utility.

Kevin McIntosh Senior Vice President, Chief Financial Officer, Treasurer and Secretary	35	Mr. McIntosh has served us in a variety of positions since January 1998. Mr. McIntosh has served as our Senior Vice President, Chief Financial Officer, and Treasurer since December 1999 and Secretary since August 2001. Mr. McIntosh was Chief Accounting Officer, Controller and Secretary from December 1998 to December 1999 and Senior Accountant from January 1998 to December 1998. From April 1997 to December 1997, Mr. McIntosh was privately employed as a securities trader and investment analyst. From April 1992 to April 1997, Mr. McIntosh was a senior accountant and financial analyst for Construction Technology Laboratories, Inc., a consulting and scientific firm for construction, transportation, minerals, and related industries. Mr. McIntosh holds an M.B.A. in Finance from the Kellstadt Graduate School of Business at DePaul University and a B.B.A. in Accounting from the University of Wisconsin-Madison.

Name and Position	Age	Principal Occupation and Other Information
Javier Saenz Senior Vice President, Information Solutions	34	Mr. Saenz has served as our Senior Vice President, Information Solutions since November 2002. He served as our Director, Information Solutions, from November 2000 to November 2002. From January to November 2000, Mr. Saenz served as Chief Technology Officer for 1-800-Our-Home.com, an Internet-based services company he co-founded. From June 1992 to December 1999, Mr. Saenz worked for Harrah’s Entertainment in Lake Tahoe, Nevada, where he held various positions in the finance and marketing departments.

Jana McKeag Vice President, Governmental Relations	53	Ms. McKeag is also a director nominee, and her biography is referenced above under the caption “Election of Directors.”

COMPENSATION OF EXECUTIVE OFFICERS

We are required by the SEC to disclose compensation paid by us during the last three fiscal years to (a) our Chief Executive Officer; (b) our four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2004; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer at the end of fiscal 2004 (we refer to all of these persons as the “Named Executive Officers”); provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

Summary Compensation Table

The following table shows, for the last three fiscal years, compensation information for the Named Executive Officers.

		Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary($)(1)		Bonus($)		Other Annual Compensation ($) (2)		Compensation Awards-Securities Underlying Options/SARS (#)	All Other Compensation ($)(3)
L. Donald Speer, II Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	500,000 500,000 500,000	$ $	50,000 65,000 —	$	— 68,495 —	— 400,000 —	$ $ $	112,085 57,257 37,627

Greg W. Shay President and Chief Operating Office	2004 2003 2002	$ $	250,000 116,346 —		$50,000 — —		— — —	— 200,000 —	$ $	3,742 1,168 —

Andrew B. Laub Executive Vice President, Finance	2004 2003 2002	$ $ $	225,000 225,000 225,000		— — —	$ $	— 31,484 27,112	— 100,000 —	$ $ $	2,229 2,132 1,845

Kevin McIntosh Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	$ $ $	180,000 177,846 175,000		— — —		— — —	— 150,000 —	$ $ $	2,513 2,001 1,551

Javier Saenz Senior Vice President, Information Solutions	2004 2003 2002	$ $ $	175,000 154,170 120,000	$ $ $	75,000 4,000 5,664		— — —	— 75,000 —	$ $ $	2,784 2,195 2,054

(1)	Portions of the salaries for Messrs. Speer, Shay, Laub, McIntosh and Saenz were deferred under our 401(k) Plan. Mr. Shay was hired by us in January 2003.
(2)	The amounts disclosed in this column include:
(a)	L. Donald Speer, II — Perquisites provided to Mr. Speer in fiscal 2004 did not meet the disclosure threshold established by the SEC. In fiscal 2003, the amount reflects payments of which $48,076 is related to excess earned unused vacation; the remaining payments do no meet the disclosure threshold established by the SEC. Perquisites provided to Mr. Speer in fiscal 2002 did not meet the disclosure threshold established by the SEC.
(b)	Greg Shay — Perquisites provided to Mr. Shay in fiscal 2004, 2003 and 2002 did not meet the disclosure threshold established by the SEC.

(Footnotes continued on the next page.)

(Footnotes continued from the previous page.)

(c)	Andrew B. Laub — Perquisites provided to Mr. Laub in fiscal 2004 did not meet the disclosure threshold established by the SEC. In fiscal 2003, the amount reflects payments of which $26,715 is related to automobile benefits; the remaining payments did not meet the disclosure threshold established by the SEC. In fiscal 2002, the amount reflects payments of which $22,390 is related to automobile benefits; the remaining payments do not meet the disclosure thresholds established by the SEC.
(d)	Kevin McIntosh — Perquisites provided to Mr. McIntosh in fiscal 2004, 2003 and 2002 did not meet the disclosure threshold established by the SEC.
(e)	Javier Saenz — Perquisites provided to Mr. Saenz in fiscal 2004, 2003 and 2002 did not meet the disclosure threshold established by the SEC.
(3)	The fiscal 2004 amounts disclosed in this column reflect 2004 premiums for (a) universal life insurance on behalf of Mr. Speer in the amount of $107,523 and (b) term life insurance on behalf of Messrs. Speer, Shay, Laub, McIntosh and Saenz in the amounts of $1,422, $1,242, $1,104, $298 and $288, respectively and (c) contributors to defined contribution plans on behalf of Messrs. Speer, Shay, Laub, McIntosh and Saenz in the amounts of $3,140, $2,500, $1,125, $2,215 and $2,496. The fiscal 2003 amounts disclosed in this column reflect payments by us in fiscal 2003 of premiums for (a) universal life insurance on behalf of Mr. Speer in the amount of $52,875 and (b) term life insurance on behalf of Messrs. Speer, Shay, Laub, McIntosh and Saenz in the amounts of $1,242, $621, $1,040, $294 and $248, respectively and (c) contributions to defined contribution plans on behalf of Messrs. Speer, Shay, Laub, McIntosh and Saenz in the amounts of $3,140, $547, $1,092, $1,708 and $1,947, respectively. The fiscal 2002 amounts disclosed in this column reflect payments by us in fiscal 2002 of premiums for (a) universal life insurance on behalf of Mr. Speer in the amount of $33,718 and (b) term life insurance on behalf of Messrs. Speer, Laub, McIntosh and Saenz in the amounts of $1,242, $720, $288, and $248, respectively and (c) contributions to defined contribution plans on behalf of Messrs. Speer, Laub, McIntosh and Saenz in the amounts of $2,667, $1,125, $1,263, and $1,806, respectively.

Stock Options

No stock options were granted to the Named Executive Officers during fiscal 2004.

The following table includes the number of shares of our common stock acquired by the Named Executive Officers upon the exercise of stock options and the aggregate dollar value realized upon such exercise during fiscal 2004. Also reported are the number of shares of our common stock covered by both exercisable and unexercisable stock options and the value of such options that are “in-the-money” as of June 30, 2004 for the Named Executive Officers.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
L. Donald Speer, II	—	—	1,975,000	425,000	500	1,500
Greg Shay	—	—	50,000	150,000	1,750	5,250
Andrew B. Laub	—	—	675,000	125,000	125	375
Kevin McIntosh	—	—	480,000	160,000	188	563
Javier Saenz	—	—	37,500	62,500	1,313	3,938

(1)	Excludes the value of all unexercised options that have an exercise price greater than or equal to $0.32, the closing price of our common stock on June 30, 2004 (the last stock trading day of fiscal 2004).

Change of Control Arrangements

Certain of our stock option plans, and certain of the individual stock option agreements entered into thereunder, contain change in control provisions which, under certain circumstances, trigger the acceleration of vesting of options granted thereunder.

Pursuant to our Articles of Incorporation, no person may become an officer, director or the beneficial owner of such number of any class or series of our issued and outstanding capital stock such that he or she shall hold, directly or indirectly, one of the ten greatest financial interests in us (an “Interested Person”) unless such Interested Person agrees in writing to (a) provide the National Indian Gaming Commission, or the NIGC, or other gaming authority having jurisdiction over our operations (“Gaming Authority”) with information regarding such Interested Person, including information regarding other gaming-related activities of such Interested Person and financial statements, in such form, and with such updates, as may be required by the NIGC or other Gaming Authority; (b) respond to written or oral questions that may be propounded by the NIGC or any Gaming Authority; and (c) consent to the performance of any background investigation that may be required by the NIGC or any Gaming Authority, including an investigation of any criminal record of such Interested Person.

In the event that an Interested Person (a) fails to provide information requested by the NIGC or any Gaming Authority, (b) gives the NIGC or any Gaming Authority cause either to deny approval of or to seek to void a management contract to which we are a party, or (c) takes action that will affect the voiding of any such management contract, such Interested Person shall be required to divest all shares of our common stock owned by such shareholder within a 90-day period. If the Interested Person is unable to sell such stock within this period, the Interested Person shall notify us in writing, and we will repurchase such stock at a purchase price equivalent to the lower of such stock’s book value or cost.

Equity Compensation Plan Information

The following equity compensation plans have been approved by our shareholders: the Inland Casino Corporation 1994 Stock Option Plan (the “1994 Plan”), the Venture Catalyst Incorporated 1995 Stock Option

Plan, as amended (the “1995 Plan”) and the Venture Catalyst Incorporated 1996 Non-Employee Directors Stock Option Plan (the “1996 Plan”). No options are outstanding under the 1994 Plan. We do not have any equity compensation plans other than those approved by our shareholders.

The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2004.

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	5,658,250	(1)	$2.72	5,293,569	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	5,658,250		$2.72	5,293,569

(1)	Represents shares of common stock that may be issued pursuant to outstanding options granted under the following plans: 5,623,250 shares under the 1995 Plan and 35,000 shares under the 1996 Plan.
(2)	Represents shares of common stock that may be issued pursuant to options available for future grant under the following plans: 5,083,569 shares under the 1995 Plan and 210,000 shares under the 1996 Plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

In September 2000, we provided to L. Donald Speer, II, Chairman and Chief Executive Officer and a Director, and his spouse, Kelly Jacobs Speer, a loan in the principal amount of up to $400,000, with interest at the rate of 7%. The debt was secured with the interest in 470,000 shares of our common stock owned by Mr. Speer. In September 2000, the Speers were advanced an aggregate of $249,000 under the terms of this loan. They repaid $215,000 in November 2000. The loan was initially due on March 31, 2001. We entered into a series of agreements with the Speers to extend the maturity date of the loan by three months in each of March 2001, September 2001, December 2001, March 2002, and June 2002. In March 2003, the Speers paid in full all outstanding principal and interest due under the loan. The largest amount due to us under the loan during fiscal 2003 was $39,399.

On January 14, 2003, acting pursuant to the direction of the Special Committee of independent directors, we mutually agreed with L. Donald Speer, II, our Chairman of the Board, Chief Executive Officer and Director, and Speer Casino Marketing, Inc. (“Speer Corporation”), a Delaware corporation wholly owned by Mr. Speer, to terminate an Agreement and Plan of Merger that was entered into among VCAT, Mr. Speer and Speer Corporation on May 13, 2002 (the “Merger Agreement”). In connection with the termination of the Merger Agreement, we agreed to reimburse Mr. Speer, or pay for, all of the expenses incurred by Mr. Speer in connection with the abandoned merger and related transactions. Pursuant to this agreement, we reimbursed Mr. Speer, or paid on his behalf, expenses totaling approximately $103,000 incurred by Mr. Speer in connection with the abandoned merger and related transactions.

In the opinion of management, the terms of the above-described transactions are fair and reasonable and as favorable to us as those which could have been obtained from unrelated third parties at the time of their execution.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

SUBMISSION OF DIRECTOR NOMINATIONS AND

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Nominations for Directors for the 2005 Annual Meeting

Under the Nomination Bylaw, no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any shareholder who (1) is a shareholder of record at the time of giving the notice provided for in the Nomination Bylaw, (2) will be entitled to vote for the election of directors at the annual meeting and (3) complies with the notice procedures set forth in the Nomination Bylaw.

Nominations by shareholders must be made in writing to the Secretary of VCAT. Under the Nomination Bylaw, to be timely for an annual meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

Therefore, in order to be timely for the 2005 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than August 3, 2005 and not later than September 2, 2005. To be effective, the written notice must include: (a) as to each person, if any, whom the shareholder intends to nominate for election or reelection as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the corporation which are beneficially owned by such person, (4) a description of all relationships, arrangements, and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice, (1) the name and address, as they appear on the corporation’s books, of the shareholder proposing such nomination, (2) the class and number of shares of the corporation which are beneficially owned by the Shareholder, and (3) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act.

Shareholder Proposals for the 2005 Annual Meeting

Under the terms of the Shareholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a shareholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of VCAT.

If you want us to consider including a proposal in our proxy materials relating to the annual meeting of shareholders to be held in the year 2005, you must submit such proposal to us later than May 28, 2005. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of VCAT at our address set forth on the first page of this Proxy Statement.

With respect to any proposal that one of our a shareholders presents at the annual meeting of shareholders relating to the fiscal year ending June 30, 2005 that is not submitted for inclusion in our proxy materials, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

Therefore, in order to be timely for the 2005 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than August 3, 2005 and not later than September 2, 2005. To be effective, the written notice must include, as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a shareholder proposal.

With respect to any proposal that a shareholder presents at the annual meeting of shareholders to be held in the year 2004 that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of shareholders will confer discretionary voting authority to vote on such shareholder proposal unless (a) we are notified of such proposal no later than September 17, 2005, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-KSB, but we will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to us at our address set forth on the first page of this Proxy Statement, attention: Kevin McIntosh, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Kevin McIntosh
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

San Diego, California

October 25, 2004

PROXY

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

VENTURE CATALYST INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholders(s) of Venture Catalyst Incorporated, a Utah corporation (the “Company”), hereby appoints L. Donald Speer, II and Kevin McIntosh, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on December 3, 2004, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on October 15, 2004, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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VENTURE CATALYST INCORPORATED

THE LISTED NOMINEES HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.    ELECTION OF DIRECTORS:

	FOR all nominees listed below (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below.
Nominees for election to the Board of Directors: 01 John Farrington 02 Jana McKeag 03 Cornelius E. (“Neil”) Smyth 04 Greg Shay 05 L. Donald Speer, II	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space provided below.)

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting. In the event the Directors are to be elected by cumulative voting, the proxies will have discretion to cumulative votes and distribute such votes to one or more of the nominees listed above in whatever manner they deem appropriate; provided, however, that no votes will be allocated to any nominee with respect to whom authority to vote has been withheld.

☐    I plan to attend the Annual Meeting.

Signature                                                   Signature (if held jointly)                                                   Date:                      , 2004

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one trustee, all should sign. All joint owners should sign.

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